Exhibit 99.1

The expenses to be incurred by Consumers Energy Company relating to the offering of $250,000,000 principal amount of its 4.10% First Mortgage Bonds due 2045, under Consumers Energy Company’s Registration Statement on Form S-3 (Registration No. 333-195496-01) and a related prospectus supplement filed with the Securities and Exchange Commission and dated November 2, 2015 are estimated to be as follows:

Estimated Fees

SEC Registration Fee	$25,194
Services of Independent Registered Public Accounting Firms	55,000
Trustee Fees and Expenses	11,000
Legal Fees and Expenses	17,000
Rating Agency Fees	450,000
Printing and Delivery Expenses	5,000
Miscellaneous Expenses	12,000
Total	$575,194